Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports Fourth Quarter and Full Year Financial Results

ATLANTA, January 30, 2013 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter and full year ended December 31, 2012. Net income for the fourth quarter was $9.3 million, compared to $3.4 million for the third quarter of 2012 and $9.1 million for the fourth quarter of 2011. Full year net income was $28.9 million compared to full year net income of $43.0 million in 2011. Fully diluted earnings per share was $.28 for the fourth quarter compared to $.10 in the third quarter of 2012 and $.28 in the fourth quarter of 2011. Year-to-date fully diluted earnings per share was $.88 compared to $1.32 in 2011.

Commenting on these results, Joe Evans, Chairman and CEO, said, "I remain very pleased with how the State Bank team is executing in our two primary businesses: managing our acquired covered assets with the expiration of loss share firmly in mind while concurrently building a dynamic banking franchise that will carry us into the future. Highlights for the quarter include successfully closing the Altera Payroll acquisition and continued solid growth in organic loans and transaction accounts.  We significantly improved the quality of our client experience in 2012 and I am excited by the momentum we take into 2013."

Balance Sheet

Total assets at quarter-end were $2.68 billion, up from $2.64 billion at the end of the third quarter and down from $2.78 billion at the end of 2011. Loans not covered by loss share agreements with the FDIC grew $48.2 million in the fourth quarter of 2012 to $985.5 million and have grown $284.5 million in 2012. Noncovered loans now comprise 67.5% of State Bank's total gross loans. Total net loans were $1.4 billion, down $39.5 million from the third quarter and $53.6 million from the end of 2011 as covered loans continue to be resolved.

Total deposits at year-end were $2.15 billion, up from $2.12 billion at the end of the third quarter and down from $2.30 billion at year-end 2011. Noninterest-bearing deposits grew by $19.7 million, or 5.4%, from the third quarter and by $90.3 million, or 30.4%, since December 31, 2011. Noninterest-bearing deposits now make up 18.0% of total deposits.

Tangible book value per share increased to $13.25 in the fourth quarter, up $.07 from the third quarter of 2012 and up $.99 from the fourth quarter of 2011. State Bank Financial Corporation continues to be well capitalized, finishing 2012 with a leverage ratio of 15.73% and a Tier I risk-based capital ratio of 29.66%.

Income Statement

Net interest income was $41.8 million in the fourth quarter of 2012, up from $34.2 million in the third quarter of 2012 and $41.5 million in the fourth quarter of 2011. The linked quarter increase closely tracked the change in accretion income on covered loans, which increased $7.4 million from the third quarter. This linked quarter increase in accretion was primarily due to more early payoffs and gains from a loan pool close out in the fourth quarter. Interest income on noncovered loans for the fourth quarter was $15.0 million, up from $14.7 million in the third quarter and $12.5 million in the fourth quarter of 2011. Yield on noncovered loans of 6.24% was down 24 basis points in the fourth quarter due to competitive pricing pressure as well as maturity and repayment of higher-yielding noncovered loans. Interest expense of $2.1 million in the fourth quarter was down $139 thousand from the third quarter of 2012 and down $1.5 million from the fourth quarter of 2011. Cost of funds for the fourth quarter was 39 basis points, a two basis point improvement from the third quarter of 2012 and a 21 basis point improvement from the fourth quarter of 2011.

Provision for loan losses on noncovered loans was $325 thousand in the fourth quarter, down from $1.1 million in the third quarter and $2.9 million in the fourth quarter of 2011. The organic loan portfolio continues to perform well, as year-to-date net charge-offs to total average noncovered loans were .06%. Provision for loan losses on covered loans was $3.0 million in the fourth quarter, down from $5.4 million in the third quarter and $16.8 million in the fourth quarter of 2011. The covered loan loss provision is directly related to impairments resulting from re-estimations of cash flows. The primary drivers of the changes in the cash flows in the fourth quarter were centered around residential loan pools and certain specifically reviewed loans.

Total noninterest income for the fourth quarter was $475 thousand, up from a negative $3.3 million in the third quarter of 2012 and down from $18.8 million in the fourth quarter of 2011. Noninterest income in the fourth quarter of 2011 included a $14.9 million gain on acquisitions. Fee income excluding the amortization of the indemnification asset was $4.7 million for the quarter, up from $3.0 million in the third quarter driven by higher service charges on deposits, a $225 thousand gain on sale of investment securities, a $680 thousand gain on FHLB stock redemptions and payroll fee income. Payroll fee income, a new line item on the income statement following the acquisition of substantially all of the operating assets of Altera Payroll Inc. on October 16, 2012, was $622 thousand in the quarter. Amortization of the indemnification asset negatively impacted noninterest income by $4.2 million in the fourth quarter compared to $6.3 million in the third quarter and accretion of the indemnification asset that benefited noninterest income by $122 thousand in the fourth quarter of 2011.

Noninterest expense for the fourth quarter was $24.8 million, up from $19.8 million in the third quarter and down from $27.2 million in the fourth quarter of 2011. Drivers of the linked-quarter increase were the acquisition of Altera Payroll, higher net cost of operations of other real estate owned, the strategic decision to increase staffing in Risk, Audit and Compliance, and an incentive accrual reversal that lowered third quarter expenses.

Detailed Results

Supplemental tables displaying financial results for fourth quarter 2012, the previous four quarters and the full year 2012 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt, and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter and the year on a conference call today at 11:00 a.m. EST. The dial in number is 1.800.618.8682. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website at www.statebt.com.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.68 billion in assets as of December 31, 2012. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia.

State Bank was named the best performing community bank in the United States for 2011 by SNL Financial LC for banks between $500 million and $5 billion in assets. State Bank was also ranked fourth among the 195 banks in the $1 billion-to-$5 billion-asset category of Bank Director magazine's 2012 Bank Performance Scorecard, a ranking of U.S. publicly traded banks and thrifts based on 2011 calendar-year financials.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 4Q12 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands, except per share data)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
INCOME STATEMENT HIGHLIGHTS
Total interest income on invested funds	$2,611	$2,862	$3,027	$3,005	$3,154	$(251)	$(543)
Interest income on noncovered loans, including fees	14,993	14,679	13,722	11,834	12,486	314	2,507
Accretion income on covered loans	26,276	18,893	32,191	23,490	29,408	7,383	(3,132)
Total interest expense	2,096	2,235	2,566	2,852	3,595	(139)	(1,499)
Net interest income	41,784	34,199	46,374	35,477	41,453	7,585	331
Provision for loan losses (noncovered loans)	325	1,050	2,125	1,535	2,868	(725)	(2,543)
Provision for loan losses (covered loans)	3,021	5,441	2,902	(1,283)	16,768	(2,420)	(13,747)
Noninterest income	475	(3,254)	(1,243)	(3,778)	18,783	3,729	(18,308)
Noninterest expense	24,782	19,835	22,426	23,213	27,227	4,947	(2,445)
Income before income taxes	14,131	4,619	17,678	8,234	13,373	9,512	758
Income tax expense	4,790	1,261	6,647	3,096	4,284	3,529	506
Net income	$9,341	$3,358	$11,031	$5,138	$9,089	$5,983	$252
COMMON STOCK DATA
Basic earnings per share	$.29	$.11	$.35	$.16	$.29	$.18	$—
Diluted earnings per share	.28	.10	.34	.16	.28	.18	—
Book value per share at period end	13.67	13.42	13.24	12.88	12.52	.25	1.15
Tangible book value per share at period end	13.25	13.18	12.99	12.62	12.26	.07	.99
Market price at period end	15.88	16.49	15.16	17.51	15.11	(.61)	.77
Period end shares outstanding	31,908,665	31,896,738	31,721,236	31,721,236	31,721,236	11,927	187,429
Weighted average shares outstanding:
Basic	31,904,381	31,654,046	31,613,581	31,611,603	31,611,581	250,335	292,800
Diluted	33,179,198	32,808,726	32,776,553	32,777,121	32,586,069	370,472	593,129
AVERAGE BALANCE SHEET HIGHLIGHTS
Noncovered loans, net of unearned income	$955,153	$901,168	$840,428	$740,905	$709,071	$53,985	$246,082
Covered loans	504,138	625,701	707,273	788,511	818,901	(121,563)	(314,763)
Loans, net of unearned income	1,459,291	1,526,869	1,547,701	1,529,416	1,527,972	(67,578)	(68,681)
Assets	2,647,687	2,705,134	2,691,432	2,660,418	2,857,643	(57,447)	(209,956)
Deposits	2,114,544	2,182,834	2,190,364	2,203,564	2,404,501	(68,290)	(289,957)
Liabilities	2,212,053	2,274,855	2,271,111	2,253,317	2,461,147	(62,802)	(249,094)
Equity	435,634	430,279	420,321	407,101	396,496	5,355	39,138
Tangible common equity	425,994	422,456	412,222	398,751	387,784	3,538	38,210
KEY METRICS
Return on average assets	1.40%	.50%	1.65%	.78%	1.26%	.90%	.14%
Return on average equity	8.53	3.14	10.56	5.08	9.09	5.39	(.56)
Yield on earning assets	8.14	6.74	9.34	7.60	8.37	1.40	(.23)
Cost of funds	.39	.41	.47	.52	.60	(.02)	(.21)
Rate on interest-bearing liabilities	.48	.49	.55	.60	.69	(.01)	(.21)
Net interest margin	7.76	6.33	8.85	7.03	7.70	1.43	.06
Average equity to average assets	16.45	15.91	15.62	15.30	13.87	.54	2.58
Leverage ratio	15.73	15.44	15.24	15.06	13.76	.29	1.97
Tier I risk-based capital ratio	29.66	29.95	31.45	32.92	33.84	(.29)	(4.18)
Total risk-based capital ratio	30.96	31.23	32.77	34.22	35.15	(.27)	(4.19)
Efficiency ratio (1)	58.57	63.98	49.63	73.10	45.15	(5.41)	13.42
Average loans to average deposits	69.01	69.95	70.66	69.41	63.55	(.94)	5.46
Noninterest-bearing deposits to total deposits	18.03	17.31	15.85	14.30	12.93	.72	5.10
Nonperforming loans to total noncovered loans (2)	.49	.58	.52	.49	.31	(.09)	.18
Nonperforming assets to loans + ORE:
Noncovered	.60	.67	.63	.60	.48	(.07)	.12
Covered	8.67	9.43	8.07	7.87	9.42	(.76)	(.75)

(1)  Calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 4Q12 Financial Supplement: Table 2 Condensed Consolidated Balance Sheet Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Assets
Cash and amounts due from depository institutions	$11,902	$7,516	$6,921	$11,287	$13,747	$4,386	$(1,845)
Interest-bearing deposits in other financial institutions	433,483	345,399	279,060	199,031	206,785	88,084	226,698
Cash and cash equivalents	445,385	352,915	285,981	210,318	220,532	92,470	224,853
Investment securities available-for-sale	303,901	311,323	280,662	322,832	349,929	(7,422)	(46,028)
Federal Home Loan Bank stock	4,120	3,440	4,651	8,802	8,802	680	(4,682)
Loans receivable:
Noncovered under FDIC loss share agreements	985,502	937,331	881,120	802,955	701,029	48,171	284,473
Covered under FDIC loss share agreements, net	474,713	553,006	687,451	743,838	812,154	(78,293)	(337,441)
Allowance for loan losses (noncovered loans)	(14,660)	(14,330)	(13,317)	(11,681)	(10,207)	(330)	(4,453)
Allowance for loan losses (covered loans)	(55,478)	(46,411)	(67,346)	(56,087)	(59,277)	(9,067)	3,799
Net loans	1,390,077	1,429,596	1,487,908	1,479,025	1,443,699	(39,519)	(53,622)
Mortgage loans held for sale	4,853	2,130	1,907	3,719	6,229	2,723	(1,376)
Other real estate owned:
Noncovered under FDIC loss share agreements	1,115	892	976	957	1,210	223	(95)
Covered under FDIC loss share agreements	45,062	57,595	60,334	63,572	84,496	(12,533)	(39,434)
Premises and equipment, net	35,364	38,282	38,298	36,971	36,760	(2,918)	(1,396)
Goodwill	10,381	6,562	6,562	6,562	6,562	3,819	3,819
Other intangibles, net	3,188	1,103	1,360	1,636	1,882	2,085	1,306
FDIC receivable for loss share agreements, net	367,927	355,741	419,786	460,593	529,440	12,186	(161,513)
Other assets	73,430	84,165	81,804	81,661	86,793	(10,735)	(13,363)
Total assets	$2,684,803	$2,643,744	$2,670,229	$2,676,648	$2,776,334	$41,059	$(91,531)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$387,450	$367,762	$343,214	$312,967	$297,188	$19,688	$90,262
Interest-bearing deposits	1,760,986	1,756,536	1,821,922	1,875,908	2,001,277	4,450	(240,291)
Total deposits	2,148,436	2,124,298	2,165,136	2,188,875	2,298,465	24,138	(150,029)
Securities sold under agreements to repurchase	4,755	607	2,845	1,421	4,749	4,148	6
Notes payable	2,523	2,527	2,531	2,535	2,539	(4)	(16)
Other liabilities	92,747	88,114	79,663	75,314	73,293	4,633	19,454
Total liabilities	2,248,461	2,215,546	2,250,175	2,268,145	2,379,046	32,915	(130,585)
Total shareholders’ equity	436,342	428,198	420,054	408,503	397,288	8,144	39,054
Total liabilities and shareholders’ equity	$2,684,803	$2,643,744	$2,670,229	$2,676,648	$2,776,334	$41,059	$(91,531)
Capital Ratios
Average equity to average assets	16.45%	15.91%	15.62%	15.30%	13.87%	.54%	2.58%
Leverage ratio	15.73	15.44	15.24	15.06	13.76	.29	1.97
Tier I risk-based capital ratio	29.66	29.95	31.45	32.92	33.84	(.29)	(4.18)
Total risk-based capital ratio	30.96	31.23	32.77	34.22	35.15	(.27)	(4.19)

State Bank Financial Corporation 4Q12 Financial Supplement: Table 3 Condensed Consolidated Income Statement Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands, except per share data)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Total interest income on invested funds	$2,611	$2,862	$3,027	$3,005	$3,154	$(251)	$(543)
Interest income on noncovered loans, including fees	14,993	14,679	13,722	11,834	12,486	314	2,507
Accretion income on covered loans	26,276	18,893	32,191	23,490	29,408	7,383	(3,132)
Total interest expense	2,096	2,235	2,566	2,852	3,595	(139)	(1,499)
Net interest income	41,784	34,199	46,374	35,477	41,453	7,585	331
Provision for loan losses (noncovered loans)	325	1,050	2,125	1,535	2,868	(725)	(2,543)
Provision for loan losses (covered loans)	3,021	5,441	2,902	(1,283)	16,768	(2,420)	(13,747)
Net interest income after provision for loan losses	38,438	27,708	41,347	35,225	21,817	10,730	16,621
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(4,199)	(6,291)	(4,007)	(7,011)	122	2,092	(4,321)
Service charges on deposits	1,408	1,298	1,199	1,212	1,370	110	38
Mortgage banking income	363	255	311	302	349	108	14
Gain (loss) on sale of investment securities	225	—	—	93	(20)	225	245
Gains on FHLB stock redemptions	680	101	434	—	772	579	(92)
Gains on acquisitions	—	—	—	—	14,890	—	(14,890)
Payroll fee income	622	—	—	—	—	622	622
ATM income	619	611	610	585	551	8	68
Other	757	772	210	1,041	749	(15)	8
Total noninterest income	475	(3,254)	(1,243)	(3,778)	18,783	3,729	(18,308)
Noninterest expense:
Salaries and employee benefits	15,134	12,811	13,628	12,963	14,333	2,323	801
Occupancy and equipment	2,500	2,469	2,419	2,457	2,795	31	(295)
Legal and professional fees	1,669	1,265	2,173	1,517	1,342	404	327
Marketing	968	573	366	264	935	395	33
Federal insurance premiums and other regulatory fees	673	378	355	418	193	295	480
Net cost of operations of other real estate owned	928	(484)	458	2,078	4,322	1,412	(3,394)
Data processing	1,272	1,196	1,336	1,864	1,387	76	(115)
Amortization of intangibles	251	256	276	246	241	(5)	10
Other	1,387	1,371	1,415	1,406	1,679	16	(292)
Total noninterest expense	24,782	19,835	22,426	23,213	27,227	4,947	(2,445)
Income before income taxes	14,131	4,619	17,678	8,234	13,373	9,512	758
Income tax expense	4,790	1,261	6,647	3,096	4,284	3,529	506
Net income	$9,341	$3,358	$11,031	$5,138	$9,089	$5,983	$252
Basic earnings per share	$.29	$.11	$.35	$.16	$.29	$.18	$—
Diluted earnings per share	.28	.10	.34	.16	.28	.18	—
Weighted average common shares outstanding:
Basic	31,904,381	31,654,046	31,613,581	31,611,603	31,611,581	250,335	292,800
Diluted	33,179,198	32,808,726	32,776,553	32,777,121	32,586,069	370,472	593,129

State Bank Financial Corporation 4Q12 Financial Supplement: Table 4 Condensed Consolidated Income Statement Annually (Unaudited)
	For the twelve months ended		YTD Change
(Dollars in thousands, except per share data)	2012	2011
Total interest income on invested funds	$11,505	$11,539	$(34)
Interest income on noncovered loans, including fees	55,228	38,495	16,733
Accretion income on covered loans	100,850	116,967	(16,117)
Total interest expense	9,749	21,773	(12,024)
Net interest income	157,834	145,228	12,606
Provision for loan losses (noncovered loans)	5,035	6,482	(1,447)
Provision for loan losses (covered loans)	10,081	20,034	(9,953)
Net interest income after provision for loan losses	142,718	118,712	24,006
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(21,508)	10,257	(31,765)
Service charges on deposits	5,117	5,601	(484)
Mortgage banking income	1,231	994	237
Gain (loss) on sale of investment securities	318	(54)	372
Gains on FHLB stock redemptions	1,215	2,478	(1,263)
Gains on acquisitions	—	14,890	(14,890)
Payroll fee income	622	—	622
ATM income	2,425	2,105	320
Other	2,780	5,100	(2,320)
Total noninterest income	(7,800)	41,371	(49,171)
Noninterest expense:
Salaries and employee benefits	54,536	50,198	4,338
Occupancy and equipment	9,845	8,692	1,153
Legal and professional fees	6,624	6,517	107
Marketing	2,171	3,475	(1,304)
Federal insurance premiums and other regulatory fees	1,824	2,019	(195)
Net cost of operations of other real estate owned	2,980	10,735	(7,755)
Data processing	5,668	4,788	880
Amortization of intangibles	1,029	948	81
Other	5,579	6,177	(598)
Total noninterest expense	90,256	93,549	(3,293)
Income before income taxes	44,662	66,534	(21,872)
Income tax expense	15,794	23,528	(7,734)
Net income	$28,868	$43,006	$(14,138)
Basic earnings per share	$.91	$1.36	$(.45)
Diluted earnings per share	.88	1.32	(.44)
Weighted average common shares outstanding:
Basic	31,696,358	31,611,303	85,055
Diluted	32,890,274	32,623,056	267,218

State Bank Financial Corporation 4Q12 Financial Supplement: Table 5 Condensed Consolidated Composition of Loans and Deposits Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Composition of Loans
Noncovered loans:
Construction, land & land development	$230,448	$249,739	$253,980	$212,165	$162,382	$(19,291)	$68,066
Other commercial real estate	457,729	411,574	356,476	339,084	307,814	46,155	149,915
Total commercial real estate	688,177	661,313	610,456	551,249	470,196	26,864	217,981
Commercial & industrial	35,390	33,817	35,186	38,021	35,817	1,573	(427)
Owner-occupied real estate	172,445	163,327	154,533	152,552	139,128	9,118	33,317
Total commercial & industrial	207,835	197,144	189,719	190,573	174,945	10,691	32,890
Residential real estate	43,179	41,514	41,449	39,356	33,738	1,665	9,441
Consumer & other	46,311	37,360	39,496	21,777	22,150	8,951	24,161
Total noncovered loans	985,502	937,331	881,120	802,955	701,029	48,171	284,473
Covered loans:
Construction, land & land development	81,288	98,546	136,200	176,164	190,110	(17,258)	(108,822)
Other commercial real estate	139,010	165,148	208,975	212,783	233,575	(26,138)	(94,565)
Total commercial real estate	220,298	263,694	345,175	388,947	423,685	(43,396)	(203,387)
Commercial & industrial	14,859	21,281	29,298	32,722	38,174	(6,422)	(23,315)
Owner-occupied real estate	86,612	100,151	118,848	128,219	143,523	(13,539)	(56,911)
Total commercial & industrial	101,471	121,432	148,146	160,941	181,697	(19,961)	(80,226)
Residential real estate	142,032	156,368	180,167	177,790	189,109	(14,336)	(47,077)
Consumer & other	10,912	11,512	13,963	16,160	17,663	(600)	(6,751)
Total covered loans	474,713	553,006	687,451	743,838	812,154	(78,293)	(337,441)
Total loans	$1,460,215	$1,490,337	$1,568,571	$1,546,793	$1,513,183	$(30,122)	$(52,968)
Composition of Deposits
Noninterest-bearing demand deposits	$387,450	$367,762	$343,214	$312,967	$297,188	$19,688	$90,262
Interest-bearing transaction accounts	355,651	324,305	331,550	316,738	359,020	31,346	(3,369)
Savings and money market accounts	949,631	960,714	1,016,619	1,103,151	1,140,552	(11,083)	(190,921)
Time deposits less than $100,000	201,658	208,769	222,402	249,047	274,415	(7,111)	(72,757)
Time deposits $100,000 or greater	147,363	157,414	170,844	196,197	213,200	(10,051)	(65,837)
Brokered and wholesale time deposits	106,683	105,334	80,507	10,775	14,090	1,349	92,593
Total deposits	$2,148,436	$2,124,298	$2,165,136	$2,188,875	$2,298,465	$24,138	$(150,029)

State Bank Financial Corporation 4Q12 Financial Supplement: Table 6 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Nonperforming noncovered assets:
Nonaccrual loans	$2,621	$4,117	$4,197	$3,561	$1,905	$(1,496)	$716
Troubled debt restructurings	2,171	1,297	347	335	256	874	1,915
Total nonperforming noncovered loans	4,792	5,414	4,544	3,896	2,161	(622)	2,631
Other real estate owned	1,115	892	976	957	1,210	223	(95)
Total nonperforming noncovered assets	5,907	6,306	5,520	4,853	3,371	(399)	2,536
Nonperforming covered assets:
Other real estate owned (1)	$45,062	$57,595	$60,334	$63,572	$84,496	$(12,533)	$(39,434)
Noncovered assets:
Year-to-date charge-offs	$669	$667	$555	$68	$1,744	$2	$(1,075)
Year-to-date recoveries	87	80	5	7	118	7	(31)
Year-to-date net charge-offs	$582	$587	$550	$61	$1,626	$(5)	$(1,044)
Ratios:
Annualized YTD net charge-offs to total average noncovered loans	.06%	.09%	.13%	.03%	.23%	(.03)%	(.17)%
Nonperforming loans to total noncovered loans (2)	.49	.58	.52	.49	.31	(.09)	.18
Nonperforming assets to loans + ORE:
Noncovered	.60	.67	.63	.60	.48	(.07)	.12
Covered	8.67	9.43	8.07	7.87	9.42	(.76)	(.75)
Allowance for loan losses to loans:
Noncovered	1.49	1.53	1.51	1.45	1.46	(.04)	.03
Covered	11.69	8.39	9.80	7.54	7.30	3.30	4.39

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming loans to total loans is disclosed for noncovered loans only because there are no covered loans designated as nonperforming.

State Bank Financial Corporation 4Q12 Financial Supplement: Table 7 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						4Q12 Change vs.
(Dollars in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Selected Average Balances
Interest-bearing deposits in other financial institutions	$371,873	$333,882	$258,178	$158,949	$261,853	$37,991	$110,020
Taxable investment securities	302,634	280,432	292,678	333,661	365,388	22,202	(62,754)
Nontaxable investment securities, tax equivalent basis	12,173	12,263	12,469	10,199	11,267	(90)	906
Noncovered loans receivable (1)	955,153	901,168	840,428	740,905	709,071	53,985	246,082
Covered loans receivable	504,138	625,701	707,273	788,511	818,901	(121,563)	(314,763)
Total earning assets	2,145,971	2,153,446	2,111,026	2,032,225	2,166,480	(7,475)	(20,509)
Total nonearning assets	501,716	551,688	580,406	628,193	691,163	(49,972)	(189,447)
Total assets	2,647,687	2,705,134	2,691,432	2,660,418	2,857,643	(57,447)	(209,956)
Interest-bearing transaction accounts	315,541	321,328	323,126	310,662	309,991	(5,787)	5,550
Savings & money market deposits	954,260	997,939	1,052,130	1,115,877	1,204,433	(43,679)	(250,173)
Time deposits less than $100,000	205,048	215,048	237,154	262,116	322,617	(10,000)	(117,569)
Time deposits $100,000 or greater	259,019	264,222	247,466	214,205	261,114	(5,203)	(2,095)
FHLB advances	—	—	—	—	4,566	—	(4,566)
Notes payable	2,525	2,529	2,533	2,537	2,541	(4)	(16)
Securities sold under agreements to repurchase	5,352	2,448	2,776	3,564	4,030	2,904	1,322
Total interest-bearing liabilities	1,741,745	1,803,514	1,865,185	1,908,961	2,109,292	(61,769)	(367,547)
Noninterest-bearing demand deposits	380,676	384,297	330,488	300,704	306,346	(3,621)	74,330
Other liabilities	89,632	87,044	75,438	43,652	45,509	2,588	44,123
Shareholders’ equity	435,634	430,279	420,321	407,101	396,496	5,355	39,138
Total liabilities and shareholders' equity	2,647,687	2,705,134	2,691,432	2,660,418	2,857,643	(57,447)	(209,956)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.22%	.24%	.26%	.32%	.05%	(.05)%
Taxable investment securities	2.96	3.65	3.80	3.37	3.07	(.69)	(.11)
Nontaxable investment securities, tax equivalent basis (3)	5.26	5.28	5.41	6.33	6.59	(.02)	(1.33)
Noncovered loans receivable	6.24	6.48	6.57	6.42	6.99	(.24)	(.75)
Covered loans receivable	20.73	12.01	18.31	11.98	14.57	8.72	6.16
Total earning assets	8.14%	6.74%	9.34%	7.60%	8.37%	1.40%	(.23)%
Interest-bearing transaction accounts	.11	.12	.12	.13	.12	(.01)	(.01)
Savings & money market deposits	.45	.46	.51	.50	.54	(.01)	(.09)
Time deposits less than $100,000.62		.67	.86	1.12	1.17	(.05)	(.55)
Time deposits $100,000 or greater	.83	.85	.95	1.08	1.38	(.02)	(.55)
FHLB advances	—	—	—	—	.94	—	(.94)
Notes payable	8.67	8.49	8.32	8.72	8.39	.18	.28
Securities sold under agreements to repurchase	.07	.10	.10	.11	.27	(.03)	(.20)
Total interest-bearing liabilities	.48	.49	.55	.60	.69	(.01)	(.21)
Net interest spread	7.66	6.25	8.78	7.00	7.68	1.41	(.02)
Net interest margin	7.76%	6.33%	8.85%	7.03%	7.70%	1.43%	.06%

(1) The above amount includes nonaccrual loans of $3,337 for 4Q12, $4,114 for 3Q12, $4,053 for 2Q12, $3,340 for 1Q12, and $2,562 for 4Q11.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $56 for 4Q12, $57 for 3Q12, $59 for 2Q12, $56 for 1Q12, and $65 for 4Q11.